SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported):
                        November 29, 1994


                  HOMELAND HOLDING CORPORATION
     (Exact Name of Registrant as Specified in its Charter)




          Delaware               33-48862         73-1311075
   State or Other Jurisdiction   (Commission      (IRS Employer
      of incorporation)          File Number)     Identification No.)




          400 N. E. 36th Street
          Oklahoma City, OK                          73105
     (Address of Principal Executive Offices)     (Zip Code)




                         (405) 557-5500
       Registrant's Telephone Number, Including Area Code:


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Item 5.   Other Events.

          On November 30, 1994, Homeland Stores, Inc. (the "Company"), a wholly-owned subsidiary of the registrant, Homeland Holding Corporation ("Holding" and, together with the Company, "Homeland"), entered into a letter of intent (the "Letter of Intent") with Associated Wholesale Grocers, Inc. ("AWG") with respect to the purchase by AWG of 29 of the Company's stores and its warehouse complex for a purchase price of $45 million plus the value of the inventory in the 29 stores and the warehouse. As part of the transaction memorialized in the Letter of Intent (the "Transaction"), the Company will also enter into a seven year supply agreement with AWG. A copy of the Letter of Intent is attached hereto as Exhibit 10pp.

          In addition, on November 29, 1994, the Company's
President and Chief Executive Officer, Max E. Raydon, resigned, and the Board of Directors of the Company appointed James A. Demme to replace Mr. Raydon.

          On November 30, 1994, the Company issued a press release describing the Transaction and announcing the resignation of Mr.
Raydon and the appointment of Mr. Demme. A copy of the press release is attached hereto as Exhibit 99a.

          Attached hereto as Exhibit 99b is certain financial information consisting of (a) an unaudited summary projection of Homeland's financial results for 1994 and (b) an unaudited summary projection of Homeland's financial results for 1994 adjusted to give effect to the Transaction and certain related transactions.


Item 7.   Financial Statements and Exhibits

          (c) Exhibits: The following exhibits are filed as part of this Report:

     Exhibit No.    Description

       10pp         Letter of Intent, executed on November 30,
                    1994, between Homeland Stores, Inc. and
                    Associated Wholesale Grocers, Inc.

       99a          Press release issued by Homeland Stores, Inc.
                    on November 30, 1994.

       99b Unaudited Summary Financial Data for the 52 weeks ended December 31, 1994.

                           SIGNATURE


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to signed on its behalf by the undersigned thereunto duly authorized.



                                 HOMELAND HOLDING CORPORATION



                                 By: Mark S. Sellers
                                     Mark S. Sellers, Executive
                                     Vice President/Finance,
                                     Treasurer, Chief Financial
                                     Officer and Secretary

Dated:  December 3, 1994

                    Form 8-K Exhibit Index


Exhibit NO.         Description

  10pp              Letter of Intent, executed on November 30,
                    1994, between Homeland Stores, Inc. and
                    Associated Wholesale Grocers, Inc.

  99a               Press release issued by Homeland Stores, Inc.
                    on November 30, 1994

  99b Unaudited Summary Financial Data for the 52 weeks ended December 31, 1994.